UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-KA
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 29,2006
                                -----------------

                        Reliant Home Warranty Corporation
                               ------------------
             (Exact name of registrant as specified in its chapter)

            Florida                      0-29827                22-3440510
       ---------------               -------------         -------------------
(State or other jurisdiction          (Commission            (IRS Employer
       of incorporation)              File Number)         Identification No.)

                 350 Bay Street Suite 250, Toronto, ON, M5H 2S6
              (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 416-445-9500
                                                            ------------

                                    NO CHANGE
                                    ---------
          (Former name or former address, if changed since last report)

Item 4.01       Changes in Registrant's Certifying Accountant.

On June 29, 2006, SF Partnership LLP (SFP) was dismissed as the independent accountant for the Company. The reports of (SFP) on the Company's financial statements for either of the past two years, contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except for modifications as to uncertainty regarding the company's ability to continue as a going concern.

During the two years ended December 31, 2004 and December 31, 2005 and subsequent interim period ended June 29,2006 there were no disagreements with SFP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has requested that SFP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not SFP agrees with the above statements. A copy of such letter shall be filed as an exhibit to a Form 8K-A.

The Company engaged Berman Hopkins Wright Laham CPAs,LLP (Berman Hopkins) as its new independent accountants as of June 29,2006. Prior to such date, the Company did not consult with Berman Hopkins regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered by Berman Hopkins on the Company's Financial statements.

The decision to change accounts was approved by the company's Board of directors.


Item 9.01       Financial Statements and Exhibits

EXHIBIT

Exhibit No.     Description
-----------     -----------

  23.1          Consent of auditors SF Partnership,LLP dated September 29, 2006



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Reliant Home Warranty Corporation
                                             (Registrant)

                                  /s/ Boyd Soussana
                                  --------------------------------
Date   September 29, 2006         Boyd Soussana, CEO



*Print name and title of the signing officer under his signature.


EXHIBITS

Exhibit No.     Description
-----------     -----------

  23.1          Consent of auditors SF Partnership,LLP dated September 29, 2006